Exhibit 5.1

October 31, 2025

NiSource Inc.

801 East 86th Avenue

Merrillville, Indiana 46410

NiSource Inc.

At-the-Market Offering of Shares of Common Stock

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-3 (File No. 333-291167) (the “Registration Statement”), filed by NiSource Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “SEC”). Pursuant to the Registration Statement, the Company is offering from time to time shares of its common stock, par value $0.01 per share (the “Shares”), having an aggregate gross sales prices of up to $1,500,000,000, as described in the Company’s Prospectus, dated October 30, 2025 (the “Base Prospectus”) and Prospectus Supplement, dated October 31, 2025 (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”). The Registration Statement became effective upon filing on October 30, 2025. This opinion letter is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

The Shares are being offered to the public in accordance with (a) eleven separate Equity Distribution Agreements, each dated October 31, 2025, (i) among the Company, Barclays Capital Inc., as sales agent and forward seller, and Barclays Bank PLC, as forward purchaser, (ii) among the Company, BMO Capital Markets Corp., as sales agent and forward seller, and Bank of Montreal, as forward purchaser, (iii) among the Company and BNP Paribas Securities Corp., as sales agent and forward seller, and BNP PARIBAS as forward purchaser, (iv) among the Company, BofA Securities, Inc., as sales agent and forward seller, and Bank of America, N.A., as forward purchaser, (v) between the Company and Goldman Sachs & Co. LLC, as sales agent, forward seller and forward purchaser, (vi) among the Company, J.P. Morgan Securities LLC, as sales agent and forward seller, and JPMorgan Chase Bank, National Association, as forward purchaser, (vii) among the Company, Mizuho Securities USA LLC, as sales agent and forward seller, and Mizuho Markets Americas Inc., as forward purchaser, (viii) between the Company and Morgan Stanley & Co. LLC, as sales agent, forward seller and forward purchaser, (ix) among the Company, MUFG Securities Americas Inc., as sales agent and forward seller, and MUFG Securities EMEA plc, as forward purchaser, (x) among the Company and Scotia Capital (USA) Inc., as sales agent and forward seller, and The Bank of Nova Scotia as forward purchaser, and (xi) among the Company, Wells Fargo Securities, LLC, as sales agent and forward seller, and Wells Fargo Bank, National Association, as forward purchaser (collectively, the “Equity Distribution Agreements”), and (b) eleven separate Master Confirmations for Forward Sale, each dated October 31, 2025, between the Company and each of Barclays Bank PLC, Bank of Montreal, BNP Paribas Securities Corp., Bank of America, N.A., Goldman Sachs & Co. LLC, JPMorgan Chase Bank, National Association, Mizuho Markets Americas LLC, Morgan Stanley & Co. LLC, MUFG Securities EMEA plc, Scotia Capital (USA) Inc. and Wells Fargo Bank, National Association, respectively, as forward purchasers (collectively, the “Master Confirmations” and together with the Equity Distribution Agreements, the “Agreements”).

Documents Reviewed

In connection with this opinion letter, we have examined the following documents:

(a)	the Registration Statement;

(b)	the Base Prospectus;

(c)	the Prospectus Supplement;

(d)	the Equity Distribution Agreements; and

(e)	the Master Confirmations.

In addition, we have examined and relied upon the following:

(i) a certificate from the Assistant Corporate Secretary of the Company certifying as to (A) true and correct copies of the Amended and Restated Certificate of Incorporation, as amended, and the Amended and Restated Bylaws of the Company, as amended (together, the “Organizational Documents”) and (B) the resolutions of the Board of Directors of the Company authorizing (1) the filing of the Registration Statement by the Company and (2) the offer, sale and issuance of the Shares by the Company pursuant to the Agreements (the “Authorizing Resolutions”); and

(ii) originals, or copies identified to our satisfaction as being true copies, of such other records, documents, instruments, certificates of officers and statements of the Company, and certificates and assurances of public officials, as we have deemed necessary for the purposes of this opinion letter.

“Applicable Law” means the Delaware General Corporation Law (the “DGCL”).

Assumptions Underlying Our Opinions

For all purposes of the opinions expressed herein, we have assumed, without independent investigation, the following:

(a) Factual Matters. To the extent that we have reviewed and relied upon (i) certificates of the Company or authorized representatives thereof, (ii) representations of the Company set forth in the Agreements and (iii) certificates and assurances from public officials, all of such certificates, representations and assurances are accurate with regard to factual matters and all official records (including filings with public authorities) are properly indexed and filed and are accurate and complete.

(b) Authentic and Conforming Documents. All documents submitted to us as originals are authentic, complete and accurate, and all documents submitted to us as copies conform to authentic original documents.

(c) Signatures; Legal Capacity. The signatures of individuals who have signed or will sign the Agreements are genuine. All individuals who have signed or will sign the Agreements have the legal capacity to execute such Agreements.

(d) Certain Other Assumptions. For the purposes of this opinion letter, we have assumed that, at the time of the issuance, sale and delivery of Shares pursuant to the Agreements: (i) the authorization thereof by the Company will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity thereof; (ii) the Organizational Documents will not have been modified or amended in a manner so as to affect the valid issuance of the Shares to be issued and will be in full force and effect; and (iii) upon issuance of the Shares, the number of such Shares will not exceed the number of authorized and unissued Shares that have not been reserved for issuance for other purposes.

Our Opinion

Based on and subject to the foregoing and the qualifications, limitations and other assumptions set forth in this opinion letter, we are of the opinion that the issuance and sale of the Shares covered by the Registration Statement pursuant to the Agreements have been duly authorized by the Company and, when (A) the number of Shares to be offered, issued and sold by the Company from time to time and the respective pricing terms, times and dates of offering, issuance and sale have been duly authorized and approved by one or more duly authorized officers of the Company, all as provided in, and in compliance with the parameters, limitations and other terms set forth in the Authorizing Resolutions and (B) certificates in the form required under the laws of the State of Delaware representing the Shares are duly executed, countersigned, registered and delivered against payment of the agreed consideration therefor in an amount not less than the aggregate par value thereof, if such Shares are certificated, or book-entry notations in the form required under the laws of the State of Delaware have been made in the share register of the Company to reflect the issuance of such Shares to the purchasers thereof against payment of the agreed consideration therefor in an amount not less than the aggregate par value thereof, if such Shares are not represented by certificates, in each case in accordance with the applicable Agreements, such Shares will be validly issued, fully paid and non-assessable.

Qualifications

The opinion set forth above is subject to the following qualifications and limitations:

(a) Applicable Law. Our opinion is limited to the Applicable Law, and we do not express any opinion concerning any other law.

Miscellaneous

The foregoing opinions are being furnished only for the purpose referred to in the first paragraph of this opinion letter. Our opinions are based on statutes, regulations and administrative and judicial interpretations which are subject to change. We undertake no responsibility to update or supplement these opinions subsequent to the date hereof. Headings in this opinion letter are intended for convenience of reference only and shall not affect its interpretation. We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement on or about the date hereof, to the incorporation by reference of this opinion of counsel into the Registration Statement and to the reference to our firm in the Prospectus Supplement under the caption “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ McGuireWoods LLP